Exhibit 3.1

BC NO: 1423524

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004

Memorandum of Association

and

Articles of Association

of

Lancaster Exploration Limited

Incorporated on 3 August 2007

Amended and Restated 17 January 2018

Estera Corporate Services (BVI) Limited

Jayla Place

Wickhams Cay 1

PO Box 3190

Road Town, Tortola VG 1110

British Virgin Islands

REF: 502574

Territory of the British Virgin Islands

The BVI Business Companies Act 2004

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

of

LANCASTER EXPLORATION LIMITED

A company limited by shares

1	Name

The name of the Company is Lancaster Exploration Limited.

2	Status

The Company is a company limited by shares.

3	Registered office and registered agent

3.1	The first registered office of the Company is at Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands, the office of the first registered agent.

3.2	The first registered agent of the Company is Equity Trust (BVI) Limited of Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

3.3	The Company may change its registered office or registered agent by a resolution of directors or a resolution of members. The change shall take effect upon the Registrar registering a notice of change filed under section 92 of the Act.

4	Capacity and power

4.1	The Company has, subject to the Act and any other British Virgin Islands legislation for the time being in force, irrespective of corporate benefit:

(a)	full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and

(b)	for the purposes of 4.1(a), full rights, powers and privileges.

4.2	There are subject to clause 4.1 no limitations on the business that the Company may carry on.

5	Number and classes of Shares

5.1	The Company is authorised to issue an unlimited number of no par value shares divided into the following classes of shares:

(a)	an unlimited number of no par value shares (the Class A Shares); and

(b)	an unlimited number of no par value shares (the Class B Shares).

5.2	The Company may issue fractional Shares and a fractional Share shall have the corresponding fractional rights, obligations and liabilities of a whole Share of the same class or series of Shares.

6	Designations powers preferences of Shares

6.1	Each Class A Share in the Company confers upon the Class A Member:

(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company in respect of the Class A Shares; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company in respect of the Class B Shares on its liquidation.

6.2	Each Class B Share in the Company confers upon the Class B Member:

(a)	the right to one vote at a meeting of the Members of the Company or on any Resolution of Members;

(b)	the right to an equal share in any dividend paid by the Company in respect of the Class B Shares; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company in respect of the Class A Shares on its liquidation.

6.3	A Member holding:

(a)	Class A Shares, who holds twenty percent (20%) or more of the total issued Shares from time to time, is entitled to elect and remove two directors (the Class A Directors and each a Class A Director); and

(b)	Class B Shares, who holds twenty percent (20%) or more of the total issued Shares from time to time, is entitled to elect and remove two directors (the Class B Directors and each a Class B Director).

In the event a Member's shareholding drops below twenty percent (20%) of the total issued Shares from time to time (an Under 20% Member), then the other Member(s) or the other director(s) shall be entitled to remove any Class A Director or Class B Director so appointed by the Under 20% Member.

6.4	The Chairman of the Board shall:

(a)	at any time when there is at least one Class B Director, be a Class B Director; and

(b)	at any time when there is no Class B Director, be any director chosen by a majority of the Directors to act as Chairman of the Board; and

(c)	have a casting voting in the event of deadlock between the directors of the Company.

6.5	The directors may at their discretion by Resolution of Directors redeem, purchase or otherwise acquire all or any of the Shares in the Company subject to Regulations 3 and 6 of the Articles.

7	Variation of rights

The rights attached to Shares as specified in Clause 6 may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued Shares of that class.

8	Rights not varied by the issue of Shares pari passu

The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith.

9	Registered Shares

9.1	The Company shall issue registered Shares only.

9.2	The Company is not authorised to issue bearer Shares, convert registered Shares to bearer Shares or exchange registered Shares for bearer Shares.

10	Transfer of Shares

10.1	A Share may, subject to the provisions of the Articles, be transferred subject to the prior or subsequent approval of the Company contained in a Resolution of Members or a Resolution of Directors.

10.2	The Members and/or the directors may in their absolute and unfettered discretion refuse to approve any intended transfer of a Share.

11	Amendment of memorandum and articles

11.1	The Company may amend its Memorandum or Articles by a Resolution of Members or by the unanimous approval or consent of the directors of the Company, save that no amendment may be made by a Resolution of Directors:

(a)	to restrict the rights or powers of the Members to amend the Memorandum or Articles;

(b)	to change the percentage of Members required to pass a Resolution of Members to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the Members; or

(d)	to Clauses 7 or 8 or this Clause 11.

12	Definitions and interpretation

12.1	In this Memorandum of Association and the attached Articles of Association, if not inconsistent with the subject or context:

Act means the BVI Business Companies Act and includes the regulations made under the Act;

Articles means the attached Articles of Association of the Company;

Business Day means a day other than a Saturday, Sunday or public holiday in Jersey and the BVI when banks in Jersey and the BVI are open for business;

BVI means the British Virgin Islands;

Chairman of the Board has the meaning specified in Regulation 13;

Class A Director has the meaning as set out in Clause 6.3 of the Memorandum;

Class A Member means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Class A Shares or fractional Class A Shares;

Class A Shares has the meaning as set out in Clause 5.1(a) of the Memorandum;

Class B Director has the meaning as set out in Clause 6.3 of the Memorandum;

Class B Member means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Class B Shares or fractional Class B Shares;

Class B Shares has the meaning as set out in Clause 5.1(b) of the Memorandum;

Controlling Interest means an interest in Shares giving the holder or holders control of 25 percent or more of the Company;

deemed receipt has the meaning as set out in Regulation 24;

Distribution in relation to a distribution by the Company means the direct or indirect transfer of an asset, other than Shares, to or for the benefit of a Member in relation to Shares held by a Member, and whether by means of a purchase of an asset, the redemption or other acquisition of Shares, a distribution of indebtedness or otherwise, and includes a dividend;

Eligible Person means individuals, corporations, trusts, the estates of deceased individuals, partnerships and unincorporated associations of persons;

Fair Value has the same meaning as set out in Regulation 23.3;

Member means an Eligible Person whose name is entered in the register of members of the Company as the holder of one or more Shares or fractional Shares;

Memorandum means this Memorandum of Association of the Company;

Original Member means a Member who holds shares in the Company on the date of adoption of the Memorandum and these Articles;

Permitted Group means in relation to a company, any wholly owned subsidiary of that company, any company of which it is a subsidiary (its holding company) and any other subsidiaries of any such holding company; and each company in a Permitted Group is a member of the Permitted Group. Unless the context otherwise requires, the application of the definition of Permitted Group to a company at any time will apply to the company as it is at that time;

Permitted Transfer means a transfer of shares made in accordance with Regulation 4.6;

Permitted Transferee means in relation to a Member, any member of the same Permitted Group as that Member;

Proposed Transfer has the meaning given to such term in Regulation 4.13;

Relevant Percentage means, in respect of an Offer, the percentage resulting when (x) the number of Shares subject to the Proposed Transfer is divided by (y) the number of the Shares held by the Seller to whom the offer which resulted the Proposed Transfer was made;

Resolution of Directors means:

(a)	a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the affirmative vote of a majority of the directors present at the meeting who voted provided however that, where a Class A Director and Class B Director have been appointed, the majority shall, consist of at least one Class A Director and one Class B Director except that where a director is given more than one vote, he shall be counted by the number of votes he casts for the purpose of establishing a majority; or

(b)	a resolution consented to in writing by a majority of the directors or by a majority of the members of a committee of directors of the Company provided however that, where a Class A Director and Class B Director have been appointed, in each case the majority shall consist of at least one Class A Director and one Class B Director;

(c)	in relation to the matters set out in Regulation 10.2 of the Articles, a resolution approved at a duly convened and constituted meeting of directors of the Company or of a committee of directors of the Company by the unanimous consent of all of the directors of the Company present at the meeting who voted or a resolution consented to in writing by the unanimous consent of all of the directors of the Company or of all of the members of a committee of directors of the Company;

Resolution of Members means:

(a)	a resolution approved at a duly convened and constituted meeting of the Members of the Company by the affirmative vote of a majority of the votes of the Shares entitled to vote thereon which were present at the meeting and were voted provided however that, except in relation to Clause 6.3 or Regulation 9.3, the majority shall consist of at least one Class A Member and one Class B Member;

(b)	a resolution consented to in writing by a majority of the votes of Shares entitled to vote thereon, such majority consisting of at least one Class A Member and one Class B Member, except in relation to Clause 6.3 or Regulation 9.3; or

(c)	in relation to the appointment or removal of a Class A Director or Class B Director, a resolution consented to in writing by a majority of the votes of Shares entitled to vote therein;

Seal means any seal which has been duly adopted as the common seal of the Company;

Securities means Shares and debt obligations of every kind of the Company, and including without limitation options, warrants and rights to acquire Shares or debt obligations;

Share means a Share issued or to be issued by the Company;

Transfer Notice means a notice in writing given by any Member to the other Member where the first Member desires, or is required by these Articles, to transfer or offer for transfer (or enter into an agreement to transfer) any Shares;

Treasury Share means a Share that was previously issued but was repurchased, redeemed or otherwise acquired by the Company and not cancelled;

Under 20% Member has the meaning as set out in Clause 6.3;

Valuers means a person having expertise in valuing companies with mining assets, as agreed between the shareholders or, in the absence of agreement between the shareholders on the identity of the expert within 10 Business Days of a shareholder serving details of a suggested expert on the other, an independent firm of accountants appointed by the President, for the time being, of the Institute of Chartered Accountants in England and Wales (in each case acting as an expert and not as an arbitrator); and

written or any term of like import includes information generated, sent, received or stored by electronic, electrical, digital, magnetic, optical, electromagnetic, biometric or photonic means, including electronic data interchange, electronic mail, telegram, telex or telecopy, and "in writing" shall be construed accordingly.

12.2	In the Memorandum and the Articles, unless the context otherwise requires a reference to:

(a)	a Regulation is a reference to a regulation of the Articles;

(b)	a Clause is a reference to a clause of the Memorandum;

(c)	voting by Member is a reference to the casting of the votes attached to the Shares held by the Member voting;

(d)	the Act, the Memorandum or the Articles is a reference to the Act or those documents as amended; and

(e)	the singular includes the plural and vice versa.

12.3	Any words or expressions defined in the Act unless the context otherwise requires bear the same meaning in the Memorandum and Articles unless otherwise defined herein.

12.4	Headings are inserted for convenience only and shall be disregarded in interpreting the Memorandum and Articles.

We, Equity Trust (BVI) Limited, of Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin islands for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign this Memorandum of Association the 3rd day of August 2007:

Incorporator

Sgd: Jacinth Ward
Jacinth Ward
Authorised Signatory
Equity Trust (BVI) Limited

Territory of the British Virgin Islands

The BVI Business Companies Act 2004

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

of

LANCASTER EXPLORATION LIMITED

A company limited by Shares

1	Registered Shares

1.1	Every Member is entitled to a certificate signed by a director of the Company or under the Seal specifying the number of Shares held by him and the signature of the director and the Seal may be facsimiles.

1.2	Any Member receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a certificate for Shares is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors.

1.3	If several Eligible Persons are registered as joint holders of any Shares, any one of such Eligible Persons may give an effectual receipt for any Distribution.

2	Shares

2.1	Shares and other Securities may be issued and options to acquire Shares or other Securities may be granted at such times, to such Eligible Persons, for such consideration and on such terms as the directors may by Resolution of Directors determine.

2.2	Section 46 of the Act does not apply to the Company.

2.3	A Share may be issued for consideration in any form or a combination of forms, including money, a promissory note, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.4	No Shares may be issued for a consideration other than money, unless a Resolution of Directors has been passed stating:

(a)	the amount to be credited for the issue of the Shares; and

(b)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the Shares.

2.5	The Company shall keep a register (register of members) containing:

(a)	the names and addresses of the persons who hold Shares;

(b)	the number of each class and series of Shares held by each Member;

(c)	the date on which the name of each Member was entered in the register of members; and

(d)	the date on which any Eligible Person ceased to be a Member.

2.6	The register of members may be in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, if any magnetic, electronic or other data storage form is used in this respect, that shall be the original register of members.

2.7	A Share is deemed to be issued when the name of the Member is entered in the register of members.

3	Forfeiture

3.1	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose Shares issued for a promissory note or a contract for future services are deemed to be not fully paid.

3.2	A written notice of call specifying the date for payment to be made shall be served on the Member who defaults in making payment in respect of the Shares.

3.3	The written notice of call referred to in Regulation 3.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

3.4	Where a written notice of call has been issued pursuant to Regulation 3.2 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the Shares to which the notice relates.

3.5	The Company is under no obligation to refund any moneys to the Member whose Shares have been cancelled pursuant to Regulation 3.3 and that Member shall be discharged from any further obligation to the Company.

4	Transfer of Shares

General provisions

4.1	Subject to the Memorandum and Regulations 4.6 to 4.15 below, Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company for registration.

4.2	The transfer of a Share is effective when the name of the transferee is entered on the register of members.

4.3	If the directors of the Company are satisfied that an instrument of transfer relating to Shares has been signed but that the instrument has been lost or destroyed, they may resolve by Resolution of Directors:

(a)	to accept such evidence of the transfer of Shares as they consider appropriate; and

(b)	that the transferee's name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

4.4	Subject to the Memorandum, the personal representative of a deceased Member may transfer a Share even though the personal representative is not a Member at the time of the transfer.

4.5	A transfer of Shares by any Member to one of its subsidiaries, its holding company or other subsidiary of its holding company will be permitted without the consent of the other Member.

Permitted Transfers

4.6	A Member may at any time transfer all or some of its Shares in the Company to a Permitted Transferee without being required to follow the steps set out in Regulations 4.8 to 4.10 below.

4.7	If a Permitted Transfer has been made to a Permitted Transferee that Permitted Transferee shall within five Business Days of ceasing to be a member of the Permitted Group transfer all of the shares in the Company held by it to:

(a)	the Original Member from whom it received those shares; or

(b)	another Permitted Transferee of that Original Member,

(which in either case is not in liquidation), without any price or other restriction. If the Permitted Transferee fails to make a transfer in accordance with this Regulation 4.7, the Company may execute a transfer of the Shares on behalf of the Permitted Transferee and register the Original Member as the holder of such Shares.

Right of First Refusal

4.8	A Member (the Seller) wishing to transfer some or all of its shares (the Sale Shares) must give a Transfer Notice to the other Members (the Continuing Shareholders) giving details of the proposed transfer including:

(a)	if it wishes to sell the Sale Shares to a third party, the name of the proposed buyer; and

(b)	the price (in cash) at which it wishes to sell the Sale Shares (the Proposed Sale Price).

4.9	Within 20 Business Days of receipt (or deemed receipt) of a Transfer Notice, each Continuing Shareholder shall be entitled (but not obliged) to give notice in writing to the Seller stating that it wishes to purchase the Sale Shares at the Proposed Sale Price (Purchase Notice), in which case that Continuing Shareholder is bound to buy all of the Seller’s Sale Shares at the Proposed Sale Price.

4.10	If, at the expiry of the period specified in Regulation 4.9, a Continuing Shareholder has not given a Purchase Notice, the Seller may transfer all its Sale Shares to the buyer identified in the Transfer Notice at a price not less than the Proposed Sale Price provided that it does so within three months of the expiry of the period specified in Regulation 4.9.

Tag along rights

4.11	After first giving a Transfer Notice to the Continuing Shareholder and going through the procedure set out in Regulations 4.8 to 4.10 above, the provisions of Regulations 4.11 to 4.16 shall apply if any one of the holders of the Shares in issue for the time being (the Seller) proposes to transfer the Shares to a bona fide purchaser on arm's length terms (Proposed Transfer) and such transfer would, if carried out, result in such person (Buyer) acquiring a Controlling Interest in the Company.

4.12	Before making a Proposed Transfer, the Seller shall procure that the Buyer makes an offer (Offer) to the remaining holders of the Shares in issue for the time being to purchase the Relevant Percentage of the Shares held by each of them for consideration per Share (in cash or otherwise) that is identical to the consideration per Share offered by the Buyer in the Proposed Transfer (Specified Price).

4.13	The Offer shall be made by written notice (Offer Notice), at least 20 Business Days before the proposed date of the Proposed Transfer (Transfer Date). To the extent not described in any accompanying documents, the Offer Notice shall set out:

(a)	the identity of the Buyer;

(b)	the Specified Price and other terms and conditions of payment;

(c)	the Transfer Date; and

(d)	the number of Shares proposed to be purchased by the Buyer (Offer Shares).

4.14	If the Buyer fails to make the Offer in accordance with Regulations 4.12 and 4.13, the Seller shall not be entitled to complete the Proposed Transfer and the Company shall not register any transfer of Shares effected in accordance with the Proposed Transfer.

4.15	If the Offer is accepted by all or any of the remaining holders of the Shares in writing within 20 Business Days of receipt of the Offer Notice, the completion of the Proposed Transfer shall be conditional on completion of the purchase of all the Offer Shares held by such Member(s).

4.16	The Proposed Transfer is subject to the rights of first refusal set out in Regulations 4.8 to 4.10 above, but the purchase of the Offer Shares shall not be subject to those provisions.

5	Distributions

5.1	The directors of the Company may, by unanimous approval of all of the directors of the Company, authorise a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company's assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

5.2	Dividends may be paid in money, Shares or other property.

5.3	Notice in writing of any dividend that may have been declared shall be given to each Member in accordance with Regulation 21 and all dividends unclaimed for 3 years after notice shall have been given to a Member may be forfeited by Resolution of Directors for the benefit of the Company.

5.4	No dividend shall bear interest as against the Company and no dividend shall be paid on Treasury Shares.

6	Redemption of Shares and Treasury Shares

6.1	The Company may purchase, redeem or otherwise acquire and hold its own Shares save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Member whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without such consent.

6.2	The purchase redemption or other acquisition by the Company of its own Shares is deemed not to be a distribution where:

(a)	the Company purchases, redeems or otherwise acquires the Shares pursuant to a right of a Member to have his Shares redeemed or to have his Shares exchanged for money or other property of the Company, or

(b)	the Company purchases, redeems or otherwise acquires the Shares by virtue of the provisions of section 176 or section 179 of the Act; or

(c)	the Company acquires its own fully paid shares pursuant to section 59(1A) of the Act.

6.3	Sections 60, 61 and 62 of the Act shall not apply to the Company.

6.4	Shares that the Company purchases, redeems or otherwise acquires pursuant to this Regulation may be cancelled or held as Treasury Shares except to the extent that such Shares are in excess of 50 percent of the issued Shares in which case they shall be cancelled but they shall be available for reissue.

6.5	All rights and obligations attaching to a Treasury Share are suspended and shall not be exercised by the Company while it holds the Share as a Treasury Share.

6.6	Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by Resolution of Directors determine.

6.7	Where Shares are held by another body corporate of which the Company holds, directly or indirectly, Shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the Shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

7	Mortgages and charges of Shares

7.1	A Member may by an instrument in writing mortgage or charge his Shares.

7.2	There shall be entered in the register of members at the written request of the Member:

(a)	a statement that the Shares held by him are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in 7.2(a) and 7.2(b) are entered in the register of members.

7.3	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

7.4	Whilst particulars of a mortgage or charge over Shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any Share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such Share; and

(c)	no replacement certificate shall be issued in respect of such Shares,

without the written consent of the named mortgagee or chargee.

8	Meetings and consents of Members

8.1	Any director of the Company may convene meetings of the Members at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

8.2	Upon the written request of Members entitled to exercise 20 per cent or more of the voting rights in respect of the matter for which the meeting is requested the directors shall convene a meeting of Members.

8.3	The director convening a meeting shall give not less than 7 days' written notice of a meeting of Members to:

(a)	those Members whose names on the date the notice is given appear as Members in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

8.4	The director convening a meeting of Members may fix as the record date for determining those Members that are entitled to vote at the meeting the date notice is given of the meeting, or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

8.5	A meeting of Members held in contravention of the requirement to give notice is valid if Members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a Member at the meeting shall constitute waiver in relation to all the Shares which that Member holds.

8.6	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a Member or another director, or the fact that another director has not received notice, does not invalidate the meeting.

8.7	A Member may be represented at a meeting of Members by a proxy who may speak and vote on behalf of the Member.

8.8	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

8.9	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the Member appointing the proxy.

[Name of Company]

I/We being a Member of the above Company HEREBY APPOINT [   ] or failing him [   ] of [   ] to be my/our proxy to vote for me/us at the meeting of Members to be held on the [   ] day of [   ], 20 [   ] and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this [    ] day of [   ], 20[   ]

……………………………

Member

8.10	The following applies where Shares are jointly owned:

(a)	if two or more persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Members and may speak as a Member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one and in the event of disagreement between any of the joint owners of Shares then the vote of the joint owner whose name appears first (or earliest) in the register of members in respect of the relevant Shares shall be recorded as the vote attributable to the Shares.

8.11	A Member shall be deemed to be present at a meeting of Members if he participates by telephone or other electronic means and all Members participating in the meeting are able to hear each other.

8.12	A meeting of Members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50 per cent of the votes of the Shares represented by at least one Class A Member (if any Class A Share is in issue) and one Class B Member (if any Class B Share is in issue) entitled to vote on Resolutions of Members to be considered at the meeting. If the Company has two or more classes of Shares, a meeting may be quorate for some purposes and not for others. If there is only one class of shares, a quorum may comprise a single Member or proxy and then such person may pass a Resolution of Members and a certificate signed by such person accompanied where such person holds a proxy by a copy of the proxy instrument shall constitute a valid Resolution of Members.

8.13	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, whether or not convened upon the requisition of Members, shall stand adjourned for the next five (5) business days in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy any one Member entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

8.14	At every meeting of Members, the Chairman of the Board shall preside as chairman of the meeting. If there is no Chairman of the Board or if the Chairman of the Board is not present at the meeting, the Members present shall choose one of their number to be the chairman. If the Members are unable to choose a chairman for any reason, then the person representing the greatest number of voting Shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual Member or representative of a Member present shall take the chair.

8.15	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place.

8.16	At any meeting of the Members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any Member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

8.17	Subject to the specific provisions contained in this Regulation for the appointment of representatives of Members other than individuals the right of any individual to speak for or represent a Member shall be determined by the law of the jurisdiction where, and by the documents by which, the Member is constituted or derives its existence. In case of doubt, the directors may in good faith seek legal advice and unless and until a court of competent jurisdiction shall otherwise rule, the directors may rely and act upon such advice without incurring any liability to any Member or the Company.

8.18	Any Member other than an individual may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of Members or of any class of Members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the Member which he represents as that Member could exercise if it were an individual.

8.19	The chairman of any meeting at which a vote is cast by proxy or on behalf of any Member other than an individual may at the meeting but not thereafter call for a notarially certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such Member shall be disregarded.

8.20	Directors of the Company may attend and speak at any meeting of Members and at any separate meeting of the holders of any class or series of Shares.

8.21	An action that may be taken by the Members at a meeting may also be taken by a Resolution of Members consented to in writing, without the need for any prior notice. If any Resolution of Members is adopted otherwise than by the unanimous written consent of all Members (such majority consisting of at least one Class A Member and one Class B Member) a copy of such resolution shall forthwith be sent to all Members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more Members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a Resolution of Members have consented to the resolution by signed counterparts.

9	Directors

9.1	The first directors of the Company shall be appointed by the first registered agent within 30 days of the incorporation of the Company; and thereafter, the directors shall be elected as set out in Regulation 9.3 below.

9.2	No person shall be appointed as a director of the Company unless he has consented in writing to act as a director.

9.3	A Member holding Class A Shares, who holds twenty percent (20%) or more of the total issued Shares from time to time, acting by a Resolution of Members, is entitled to elect and remove two (2) Class A Directors. A Member holding Class B Shares, who holds twenty percent (20%) or more of the total issued Shares from time to time, acting by a Resolution of Members, is entitled to elect and remove two (2) Class B Directors. In the event a Member is, from time to time, an Under 20% Member, then the other Member(s) or the director(s) shall be entitled to remove any Class A Director or Class B Director so appointed by the Under 20% Member.

9.4	The minimum number of directors shall be one and the maximum number of directors shall be four (4).

9.5	Each director holds office for the term, if any, fixed by the Resolution of Members appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

9.6	A director may be removed from office with or without cause by a Resolution of Members as are entitled to vote thereon passed at a meeting of Members called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by a least seventy five per cent of the Members of the Company entitled to vote in respect of such Resolution.

9.7	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

9.8	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

9.9	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

9.10	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until a Resolution of Directors determining otherwise is passed, the magnetic, electronic or other data storage shall be the original register of directors.

9.11	The directors may, by a Resolution of Directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

9.12	A director is not required to hold a Share as a qualification to office.

10	Powers of directors

10.1	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the Members.

10.2	The following actions will require the unanimous consent/approval of the directors of the Company:

(a)	changes to its memorandum and articles of association;

(b)	the winding up of the Company or any of its subsidiaries;

(c)	any creation, issuance, purchase, redemption or other reorganisation or alternation of its share or loan capital or any other transactions resulting in, or which may result in, the dilution of its Members or may have an impact on the substance of its issued shares (including, without limitation, mergers, spin offs, capital contributions in cash or in kind, issuance of securities convertible or exchangeable into shares);

(d)	the sale of all or a material portion of its assets which, for the purpose of these Articles, shall be deemed to be 5% of the value of such assets (with reference to the Company's most recent management accounts;

(e)	declaration of dividends; and

(f)	the creation of any debt, other than any debt specifically provided for in the Investment Agreement dated 16 November 2017 between Mkango Resources Limited and Talaxis Limited.

10.3	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.4	If the Company is a subsidiary, but not a wholly owned subsidiary, of a holding company, a director of the Company may, when exercising powers or performing duties as a director in connection with the carrying out of a joint venture between shareholders, act in a manner which he believes is in the best interests of a Member or some Members even though it may not be in the best interests of the Company.

10.5	If the Company is carrying out its obligations under a joint venture agreement entered into between and its shareholders, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

10.6	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company subject to Regulations 10.3, 10.4 and 10.5 of these Articles.

10.7	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

10.8	The continuing directors may act notwithstanding any vacancy in their body.

10.9	The directors may by Resolution of Directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

10.10	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors.

10.11	For the purposes of Section 175 (Disposition of assets) of the Act and subject to regulation 10.2, the directors may by Resolution of Directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

11	Proceedings of directors

11.1	Any one director of the Company may call a meeting of the directors by sending a written notice to each other directors.

11.2	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the notice calling the meeting provides.

11.3	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

11.4	A director shall be given not less than 3 days' notice of meetings of directors, but a meeting of directors held without 3 days' notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting who do not attend waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

11.5	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors consisting of, where at least one Class A Director has been appointed, at least one Class A Director and, where at least one Class B Director has been appointed, at least one Class B Director.

11.6	If within two hours from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned for the next five (5) business days in the jurisdiction in which the meeting was to have been held at the same time and place, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by alternate any two directors of the Company, such directors shall constitute a quorum but otherwise the meeting shall be dissolved.

11.7	A director may by a written instrument appoint an alternate who need not be a director and the alternate shall be entitled to attend meetings in the absence of the director who appointed him and to vote or consent in place of the director until the appointment lapses or is terminated.

11.8	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the Members. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

11.9	At meetings of directors at which the Chairman of the Board is present, he shall preside as chairman of the meeting and he shall have a casting vote in the event of deadlock between the directors.

11.10	If the Chairman of the Board (or his alternate) is not present, the directors present shall choose one of their number to be chairman of the meeting. If the directors are unable to choose a chairman for any reason, then the oldest individual Director present (and for this purpose an alternate director shall be deemed to be the same age as the director that he represents) shall take the chair. A chairman appointed pursuant to this Sub-Regulation shall not have a casting or deciding vote in the event of deadlock between the directors.

11.11	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a Resolution of Directors or a resolution of a committee of directors consented to in writing by a majority of the directors or by a majority of the members of the committee, as the case may be, without the need for any notice. In each case, such majority approval shall consist of, where at least one Class A Director has been appointed, at least one Class A Director and where at least one Class B Director has been appointed, at least one Class B Director. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which the last director has consented to the resolution by signed counterparts.

12	Committees

12.1	The directors may, by Resolution of Directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the Seal, to the committee.

12.2	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to designate committees of directors;

(c)	to delegate powers to a committee of directors;

(d)	to appoint directors;

(e)	to appoint an agent;

(f)	to approve a plan of merger, consolidation or arrangement;

(g)	to make a declaration of solvency or to approve a liquidation plan; or

(h)	to decide on and approve matters in 10.2;

12.3	Regulations 12.2(b) and 12.2(c) do not prevent a committee of directors, where authorised by the Resolution of Directors appointing such committee or by a subsequent Resolution of Directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

12.4	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the Resolution of Directors establishing the committee.

13	Officers and agents

13.1	The Company may by Resolution of Directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a chief executive officer, one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

13.2	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors. In the absence of any specific prescription of duties it shall be the responsibility of the Chairman of the Board to preside at meetings of directors and Members, the chief executive officer to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the chief executive officer but otherwise to perform such duties as may be delegated to them by the chief executive officer, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

13.3	The emoluments of all officers shall be fixed by Resolution of Directors.

13.4	The officers of the Company shall hold office until their death, resignation or removal. Any officer elected or appointed by the directors may be removed at any time, with or without cause, by Resolution of Directors. Any vacancy occurring in any office of the Company may be filled by Resolution of Directors.

13.5	The directors may, by a Resolution of Directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the Seal, as are set forth in the Articles or in the Resolution of Directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Regulation 12.2. The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

14	Conflict of interests

14.1	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

14.2	For the purposes of Regulation 14.1, a disclosure to all other directors to the effect that a director is a Member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

14.3	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

15	Indemnification

15.1	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

15.2	The indemnity in Regulation 15.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

15.3	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

15.4	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

15.5	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

16	Records

16.1	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous 10 years.

(e)	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(f)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(g)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

16.2	The Company shall keep the following records at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and Resolutions of Members and classes of Members;

(b)	minutes of meetings and Resolutions of Directors and committees of directors; and

(c)	an impression of the Seal, if any.

16.3	Where any original records referred to in this Regulation are maintained other than at the office of the registered agent of the Company, and the place at which the original records is changed, the Company shall provide the registered agent with the physical address of the new location of the records of the Company within 14 days of the change of location.

16.4	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act.

17	Registers of charges

17.1	The Company shall maintain at the office of its registered agent a register of charges in which there shall be entered the following particulars regarding each mortgage, charge and other encumbrance created by the Company:

(a)	the date of creation of the charge;

(b)	a short description of the liability secured by the charge;

(c)	a short description of the property charged;

(d)	the name and address of the trustee for the security or, if there is no such trustee, the name and address of the chargee;

(e)	unless the charge is a security to bearer, the name and address of the holder of the charge; and

(f)	details of any prohibition or restriction contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge.

18	Continuation

The Company may by Resolution of Members or by a Resolution of Directors continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.

19	Seal

The Company may have more than one Seal and references herein to the Seal shall be references to every Seal which shall have been duly adopted by Resolution of Directors. The directors shall provide for the safe custody of the Seal and for an imprint thereof to be kept at the registered office. Except as otherwise expressly provided herein the Seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by Resolution of Directors. Such authorisation may be before or after the Seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the Seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the Seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20	Accounts and audit

20.1	The Company shall keep records that are sufficient to show and explain the Company's transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

20.2	The Company may by Resolution of Members call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

20.3	The Company may by Resolution of Members call for the accounts to be examined by auditors.

20.4	The first auditors shall be appointed by Resolution of Directors; subsequent auditors shall be appointed by a Resolution of Members or a Resolution of Directors.

20.5	The auditors may be Members, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

20.6	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by Resolution of Directors; and

(b)	subject to the foregoing, shall be fixed by Resolution of Members or in such manner as the Company may by Resolution of Members determine.

20.7	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the Members or otherwise given to Members and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

20.8	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of Members at which the accounts are laid before the Company or shall be otherwise given to the Members.

20.9	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

20.10	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of Members at which the Company's profit and loss account and balance sheet are to be presented.

21	Notices

21.1	Any notice, information or written statement to be given by the Company to Members may be given by personal service or by mail addressed to each Member at the address shown in the register of members.

21.2	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

21.3	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

22	Voluntary winding up

The Company may by a Resolution of Members or by the unanimous approval or consent of the directors of the Company appoint a voluntary liquidator.

23	Valuation

23.1	As soon as practicable after deemed service of a Transfer Notice under Regulation 4, the Members shall appoint the Valuers to determine the Fair Value of the Sale Shares.

23.2	The Valuers shall be requested to determine the Fair Value within 30 Business Days of their appointment and to notify the Members in writing of their determination.

23.3	The Fair Value for any Sale Share shall be the price per share determined by the Valuers on the following bases and assumptions:

(a)	valuing each of the Sale Shares as a proportion of the total value of all the issued shares in the capital of the Company without any premium or discount being attributable to the percentage of the issued share capital of the Company which they represent or for the rights or restrictions applying to the Sale Shares;

(b)	if the Company is then carrying on business as a going concern, on the assumption that it will continue to do so;

(c)	the sale is to be on arms’ length terms between a willing seller and a willing buyer;

(d)	the Sale Shares are sold free of all encumbrances;

(e)	the sale is taking place on the date the Valuers were requested to determine the Fair Value; and

(f)	to take account of any other factors that the Valuers reasonably believe should be taken into account.

23.4	The Members are entitled to make submissions to the Valuers and will provide (or procure that the Company provides) the Valuers with such assistance and documents as the Valuers reasonably require for the purpose of reaching a decision, subject to the Valuers agreeing to give such confidentiality undertakings as the Members may reasonably require.

23.5	To the extent not provided for by this Regulation 23, the Valuers may, in their reasonable discretion, determine such other procedures to assist with the valuation as they consider just or appropriate, including (to the extent they consider necessary) instructing professional advisers to assist them in reaching their valuation.

23.6	The Valuers shall act as expert and not as arbitrator and their written determination shall be final and binding on the Members in the absence of manifest error or fraud.

23.7	Each Member shall bear its own costs in relation to the reference to the Valuers. The Valuers’ fees and costs properly incurred by them in arriving at their valuation (including any fees and costs of any advisers appointed by the Valuers) shall be borne by the Members equally or in such other proportions as the Valuers shall direct.

24	Deemed delivery of documents and information

24.1	Where–

(a)	the document or information is sent by post (whether in hard copy or electronic form) to an address in the United Kingdom or Jersey, and

(b)	the Company is able to show that it was properly addressed, prepaid and posted,

it is deemed to have been received by the intended recipient 48 hours after it was posted.

24.2	Where–

(a)	the document or information is sent by international courier to an address in the British Virgin Islands, and

(b)	the Company is able to show that it was properly addressed, prepaid and posted,

it is deemed to have been received by the intended recipient 120 hours after it was couriered.

24.3	Where–

(a)	the document or information is sent by post (whether in hard copy or electronic form) to an address in any jurisdiction other than those set out in Regulations 24.1 and 24.2, and

(b)	the Company is able to show that it was properly addressed, prepaid and posted, it is deemed to have been received by the intended recipient 48 hours after it was posted.

24.4	Where–

(a)	the document or information is sent or supplied by electronic means, and

(b)	the Company is able to show that it was properly addressed,

it is deemed to have been received by the intended recipient 48 hours after it was sent.

24.5	Where the document or information is sent or supplied by means of a website, it is deemed to have been received by the intended recipient–

(a)	when the material was first made available on the website, or

(b)	if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

In calculating a period of hours for the purposes of this regulation, no account shall be taken of any part of a day that is not a working day.

We, Equity Trust (BVI) Limited, of Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands for the purposes of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign these Articles of Association the 3rd day of August 2007:

Incorporator

Sgd: Jacinth Ward
Jacinth Ward
Authorised Signatory
Equity Trust (BVI) Limited